NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

JFarrar@StellarOne.com

STELLARONE CORPORATION DECLARES CASH DIVIDEND

Charlottesville, VA, February 3, 2009 - StellarOne Corporation (NASDAQ: STEL) (StellarOne), announced today that its Board of Directors approved a quarterly cash dividend in the amount of $0.16 per share payable on February 27, 2009 to shareholders of record on February 9, 2009. The payment represents an annual yield to shareholders of approximately 4.7% based on StellarOne stock's recent trading price.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole affiliate, StellarOne Bank, StellarOne operates 62 full-service financial centers, one loan production office, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.